Exhibit 99.1
Brightpoint The Global Leader Providing Unique Supply Chain Solutions to the Wireless Industry NASDAQ-GS Ticker: CELL

Forward-Looking Statements This presentation may contain information that includes or is based upon “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the demand for wireless handsets, our ability to grow faster than the market, our ability to achieve efficiencies and our financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Brightpoint, Inc. (“Brightpoint”) undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Brightpoint’s business, including those mentioned in the Risk Factors in Item 1A of Brightpoint’s Form 10-K for the year ended December 31, 2009, and in any Risk Factors or cautionary statements contained in our periodic reports on Form 10-Q or current reports on Form 8-K, which we hereby incorporate by reference. 1

Brightpoint, Inc. Founded in 1989 and initial public offering in 1994 In 2009, Brightpoint handled 84 million devices (actual product value over $10 billion) In Q3 2010, Brightpoint handled 24.9 million devices (actual product value approximately $3.5 billion) World’s #1 provider of unique and innovative supply chain solutions to the wireless industry Global platform -operations in 25 countries serving the Americas, EMEA, and APAC Customer base exceeds 100,000 points of sale Financially sound —strong balance sheet —ample liquidity 2

Investment Considerations Leading providerof unique and innovative supply chain solutions to the wireless technology industry Approximately 80% of the wireless devices handled —non-Brightpoint owned Wireless industry provides significant growth opportunities fueled by replacement cycle Long-term growth prospects and track record of outpacing the industry Positioned to benefit from smartphone adoption Global scale drives operating leverage Breadth and value of services expanding through continued focus on innovation Strong balance sheet enables growth and expansion 3

Brightpoint Locations
LATIN AMERICA (MIAMI) COLOMBIA SOUTH AFRICA AUSTRALIA NEW ZEALAND SINGAPORE UAE HONG KONG PORTUGAL SWITZERLAND SPAIN FINLAND INDIA
SWEDEN GERMANY SLOVAKIA AUSTRIA NORWAY DENMARK UNITED KINGDOM BELGIUM NETHERLANDS Operations in 25 countries Over 50 markets served Approximately 2,700 employees worldwide 4

Growing Faster than the Industry... Brightpoint Handsets Handled CAGR = 24% Millions CAGR = 24% Brightpoint Handsets Handled Global Industry Handset Sell-In ** CAGR = 11% Millions * Brightpoint restructured operations during 2008 and 2009 ~1,296 ** Source: Strategy Analytics 27 42 53 82 82 84 70 30 04 05 06 07 08 09 10 -Est Actual Estimate ~100 Global Industry Handset Sell-In ** CAGR = 11% 672800 975 1,1501,178 1,146 926 370 04 05 06 07 08 09 10 -Est Actual Estimate ** Source: Strategy Analytics 5

Wireless Market Drivers Wireless Device replacement cycle accelerating · Accounts for approximately 65% of global shipments Strong subscriber growth in emerging markets Smartphone driving Market Share, ASPs & Margins · Estimated at 18-20% of global units in 2010 versus 15-17% in 2009 Smartphones increasingly replacing digital music players among consumers · Internet mobility driving demand for smartphones Multimedia and new advanced networks (3G) driving new product & demand · Email / Video / Internet Search / Mapping and more... Compelling services over fast 3G networks will fuel end-user demand By 2011, 20-25% of all phones will be smartphones 6

Q3 2010 Smartphone Mix Smartphone Standard/Feature phone Brightpoint, Inc. 23% 77% Americas 50% 50%APAC 19% 81%Industry*32% 68% EMEA 28% 72% Mix of smartphones handled in Americas region is lower due to prepaid and fixed fee logistic services as these programs do not have significant smartphone penetration Higher mix of smartphones in Asia-Pacific and EMEA regions compared to consolidated Brightpoint, Inc. due to ramp up of recently announced distribution agreements with major wireless device manufacturers. Source: Based on an average of industry analysts’ estimates of global sell-in for smartphones 7

Our Business... ”...is the last mile in the wireless supply chain.” 8

Unique and Innovative Supply Chain Solutions 9

Brightpoint Customers and Manufacturing Partners Over 30,000 B2B customers with more than 100,000 points of sale 10

Android Proliferation 11

Brightpoint Growth Strategy Geographic Expansion Expanding Product & Service Offerings Optimizing the Existing Global Business Utilizing Scale to Gain Efficiencies Greenfield or Acquisition Focus on Converged Devices Utilizing Scale to Gain Efficiencies 12

Investment Considerations Leading providerof unique and innovative supply chain solutions to the wireless technology industry · 80% of the wireless devices handled —non-Brightpoint owned Wireless industry provides significant growth opportunities fueled by replacement cycle Long-term growth prospects and track record of outpacing the industry Positioned to benefit from smartphone adoption Global scale drives operating leverage Breadth and value of services expanding through continued focus on innovation Strong balance sheet enables growth and expansion 13

Q3 2010 Financial Appendix (All amounts herein Unaudited)

Q3 2010 Financial Summary (Amounts in millions, except per share data) Q3 10 Q2 10 Q3 09 Wireless devices handled 24.9 22.3 21.8 Revenue1 $889.0 $788.6 $865.7 Gross Margin1 8.6% 9.0% 8.4% As-adjusted (Non-GAAP) 2 SG&A $55.1 $51.3 $51.5 Operating Margin 2.4% 2.5% 2.5% Income from Cont. Ops. Per $0.23 $0.16 $0.17 Share EBITDA (non-GAAP) $21.3 $16.8 $17.1 Return on Invested Capital 12% 11% 6% TTM (non-GAAP) Return on Tangible Capital 39% 41% 27% TTM (non-GAAP) Liquidity 3 $355.5 $332.3 $423.0 Cash conversion cycle (days) 9 12 9 1 -A change in presentation of Prepaid Airtime in the fourth quarter 2009 caused revenue to be reported as net from that time forward. If Q3 2009 had been reported net both revenue and cost of sales would have been approximately $21.9 million lower and gross margin approximately 0.3% higher. 2 —As-adjusted earnings per share (non-GAAP) excludes stock based compensation, amortization, impairment of long-lived assets, loss on legal settlement and restructuring. Refer to slides 19 and 20 for reconciliations of Non-GAAP operating margin and earnings per share to their most comparable GAAP measures for all periods presented. 3 —Liquidity is equal to unrestricted cash plus unused borrowing availability. 15

Growth of Logistic Services (Non-owned) Units Handled Distribution (Owned) ILS (Non-Owned) Q3 2007 31% 69% Q3 2008 26% 74% Q3 2009 20% 80% Q3 2010 67% 33% Increase in logistic services (non-owned) due to an increase in demand for prepaid wireless subscriptions in the Americas as well as weaker economic conditions for distribution (owned) market Growth of units handled through logistic services of 23% (non-owned) (3.6 million units) Distribution (owned) units declined 10% (0.5 million units) in Q3 10 when compared to Q3 09 16

Operations Summary (Amounts in millions, except per share data) Q2 09Q3 09Q4 09Q1 10Q2 10Q3 10 Wireless Devices Handled192224232225Revenue1 $708 $866 $905 $795 $789 $889 Gross Margin18.5%8.4%9.0%9.1%9.0%8.6%As-adjusted (Non-GAAP) 2SG&A $47 $52 $54 $53 $51 $55 Operating Margin1.8%2.5%3.0%2.3%2.5%2.4%Income from Cont. Ops. Per Share $0.11 $0.17 $0.22 $0.15 $0.16 $0.23 EBITDA (non-GAAP) $12 $17 $32 $17 $17 $21 ROIC from Operations TTM (non-GAAP)5%6%9%10%11%12%ROTC from Operations TTM (non-GAAP)26%27%33%37%41%39%Liquidity 3 $421 $423 $426 $339 $332 $356 Cash Conversion Cycle (days)119611129 1 -A change in presentation of Prepaid Airtime in the fourth quarter 2009 caused revenue to be reported as net from that time forward. If Q3 2009 had been reported net both revenue and cost of sales would have been approximately $21.9 million lower and gross margin approximately 0.3% higher. 2 —As-adjusted earnings per share (non-GAAP) excludes stock based compensation, amortization, impairment of long-lived assets, loss on legal settlement and restructuring. 3 —Liquidity is equal to unrestricted cash plus unused borrowing availability. 17

Balance Sheet Summary (Amounts in millions) Q4 08Q1 09Q2 09Q3 09Q4 09Q1 10Q2 10Q3 10Cash Cash $57 $53 $77 $80 $81 $24 $18 $28 A/R 500 347 353 352 383 328 310 414 Inventory 290 208 192 183 213 186 178 196 Other Current Assets 61 63 69 72 77 71 64 56 Total Current Assets $908 $671 $691 $687 $754 $609 $570 $694 Fixed Assets5655575882818084Goodwill and Intangibles159152154154150141130137Other Non Current2320173328202817Total Assets $1,146 $898 $919 $932 $1,014 $851 $808 $932 Current Liabilities $673 $478 $524 $509 $605 $478 $449 $568 Debt 176 138 96 99 97 125 122 112Other Liabilities 47 43 40 43 35 30 30 27Total Liabilities $896 $659 $660 $651 $737 $633 $601 $707 Equity 250 239 259 281 277 218 207 225Total Liabilities & Equity1,146$898$919$932$1,014$851$808$932$ 18

Reconciliation of GAAP to non-GAAP

(Operating income, operating margin, and income from continuing operations; amounts in thousands)

	Q308	Q408	Q109	Q209	Q309	Q409	Q110	Q210	Q310
GAAP operating income (loss)	$ 18,264	$ (318,110)	$ 1,218	$ 3,676	$ 12,591	$ 19,149	$ 10,499	$ 12,968	$ 14,473
Non-GAAP adjustments:									
Stock based compensation	1,574	1,566	1,685	1,632	1,531	1,549	3,210	2,367	2,339
Dangaard Telecom integration costs	-	-	-	-	-	-	-	-	-
Goodwill impairment charge	-	325,947	-	-	-	-	-	-	-
Impairment of long-lived assets	-	-	-	-	1,452	-	-	-	-
Amortization	4,553	3,936	3,648	3,801	3,994	4,024	3,808	3,544	3,639
Restructuring charge	795	6,059	5,086	3,735	1,886	2,706	1,130	704	940
As-adjusted (non-GAAP) operating income	$ 25,186	$ 19,398	$ 11,637	$ 12,844	$ 21,454	$ 27,428	$ 18,647	$ 19,583	$ 21,391
GAAP operating margin	1.6%	-33.9%	0.2%	0.5%	1.5%	2.1%	1.3%	1.6%	1.6%
Impact of above adjustments on operating margin	0.6%	36.0%	1.5%	1.3%	1.0%	0.9%	1.0%	0.8%	0.8%
As-adjusted (non-GAAP) operating margin	2.2%	2.1%	1.7%	1.8%	2.5%	3.0%	2.3%	2.5%	2.4%
GAAP income (loss) from continuing operations	$ 8,548	$ (340,824)	$ (2,126)	$ 3,146	$ 18,419	$ 21,385	$ 4,726	$ 7,269	$ 11,437
Non-GAAP adjustments to operating income :	6,922	337,508	10,419	9,168	8,863	8,279	8,148	6,615	6,918
Additional non-GAAP adjustments to income from continuing operations:									
Loss on Legal Settlement	-	-	-	-	-	-	-	-	852
Gain on indemnification settlement	-	-	-	-	-	(7,700)	-	-	-
Income tax impact of the above	(2,122)	(3,784)	(3,104)	(2,977)	(2,959)	(2,516)	(2,350)	(1,895)	(2,826)
Discrete income tax items	-	18,015	-	-	(9,793)	(1,630)	809	-	-
As-adjusted (non-GAAP) income from continuing operations	$ 13,348	$ 10,915	$ 5,189	$ 9,337	$ 14,530	$ 17,818	$ 11,333	$ 11,989	$ 16,381

BRIGHTPOINT
YOUR SUCCESS IS OUR BUSINESS

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CREATIVE WIRELESS DISTRIBUTION | CUSTOMER COMMITMENT | CUSTOMIZED SERVICE

Reconciliation of GAAP to non-GAAP (income from continuing operations per diluted share and weighted average shares outstanding -diluted; amounts in thousands, except per share data) Q308Q408Q109Q209Q309Q409Q110Q210 Q310 Income (Loss) from continuing operations per diluted share0.11$ (4.32)$ (0.03)$0.04$0.22$0.27$0.07$0.10$ $0.16 Impact of non-GAAP adjustments on income from continuing operations per diluted share0.05 4.45 0.09 0.07 (0.05) (0.05) 0.08 0.06 0.07 As-adjusted (non-GAAP) income from continuing operations per diluted share0.16$0.13$0.06$0.11$0.17$0.22$0.15$0.16$ $0.23 Weighted average shares outstanding — diluted81,250 78,905 79,064 81,730 82,048 79,311 71,641 70,432 69,425 Shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense1,118 671 547 1,963 1,833 1,458 1,856 2,578 2,419 Shares excluded from earnings per share calculationas they are anti-dilutive to earings per share- 2,318 2,339 — - — - — - As-adjusted (non-GAAP) weighted average shares outstanding — diluted82,368 81,894 81,950 83,693 83,881 80,769 73,497 73,010 71,844 20

BrightpointThe Global Leader Providing Unique Supply Chain Solutions to the Wireless Industry NASDAQ-GS Ticker: CELL